Empire State Realty Trust Appoints
Christina Chiu as President
Stephen V. Horn as Chief Financial Officer & Chief Accounting Officer

Chiu previously served as Executive Vice President, Chief Operating Officer & Chief Financial Officer; Horn previously served as Senior Vice President, Chief Accounting Officer

New York (Feb. 20, 2024) – Empire State Realty Trust, Inc. (NYSE: ESRT) announced today that Executive Vice President, Chief Operating Officer & Chief Financial Officer Christina Chiu has been promoted to President. Anthony E. Malkin will continue to serve as Chairman and Chief Executive Officer. Additionally, Senior Vice President, Chief Accounting Officer Stephen V. Horn has been promoted to Executive Vice President, Chief Financial Officer & Chief Accounting Officer.

“In her nearly four years with ESRT, Christina has grown with experience, led with strength, contributed materially to the sector leading successes of ESRT, and been a great partner. Her well-deserved promotion recognizes her capabilities, responsibilities, and value add to ESRT and reflects our success in the attraction, development and promotion of talent for our present and future opportunities,” said Anthony E. Malkin, ESRT Chairman and CEO.

“Steve Horn has been a tremendous asset to ESRT since he joined us in December 2020, and his promotion to Chief Financial Officer & Chief Accounting Officer reflects our view of his capabilities,” said Christina Chiu. “When we brought Steve on board, we had his potential to fill this role in mind, and I will continue to work closely with Steve on his growth and development in his new role at ESRT.”

Tom Durels continues in his role as EVP, Real Estate and as a key partner to Malkin, Chiu and Horn. Chiu continues her close partnerships with Malkin and Durels on all matters. Horn has been an integral member of ESRT’s management team, performed exceptionally well in his Chief Accounting Officer role, and has deep knowledge of financial reporting.

More information about the ESRT leadership can be found online.

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About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of modernized, amenitized, and well-located office, retail, and multifamily assets. The company is the recognized leader in energy efficiency and indoor environmental quality. ESRT’s flagship Empire State Building – the “World’s Most Famous Building” – includes its Observatory, the #1 attraction in the U.S. in Tripadvisor’s 2023 Travelers’ Choice Awards: Best of the Best for two consecutive years. As of December 31, 2023, ESRT's portfolio is comprised of approximately 8.6 million rentable square feet of office space, 0.7 million rentable square feet of retail space and 727 residential units. More information about Empire State Realty Trust can be found at esrtreit.com and by following ESRT on Facebook, Instagram, TikTok, X, and LinkedIn.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. You can identify these statements by use of words such as “aims," "anticipates," "approximately," "believes," "contemplates," "continues," "estimates," "expects," "forecasts," "hope," "intends," "may," "plans," "seeks," "should," "thinks," "will," "would" or the negative of these words and phrases or similar words or expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond ESRT's control and could materially affect actual results, performance or achievements. These factors include, without limitation, the risks and uncertainties detailed from time to time in ESRT’s and Empire State Realty OP, L.P.’s (“ESROP”) filings with the SEC, including those set forth in each of ESRT’s and ESROP’s Annual Report on Form 10-K for the year ended December 31, 2022 under the heading “Risk Factors,” and any failure of the conditions or events cited in this release. Except as may be required by law, ESRT and ESROP do not undertake a duty to update any forward-looking statement, whether as a result of new information, future events or otherwise.

MEDIA CONTACT:

Empire State Realty Trust
Brock Talbot
212-850-2679
btalbot@esrtreit.com

Source: Empire State Realty Trust, Inc.